EQUITY CORPORATION INTERNATIONAL OFFERS $125 MILLION OF CONVERTIBLE SUBORDINATED DEBENTURES

LUFKIN, TX, Feb. 12, 1998 -- Equity Corporation International (NYSE: EQU), announced today that it is offering, through an underwritten private placement, $125 million aggregate principal amount of convertible subordinated debentures. Proceeds from the private placement will be used to pay down the company's existing revolving credit facility.

The debentures will be due December 31, 2004, will be convertible into common shares based on a conversion price to be determined, and may not be redeemed prior to January 1, 2001.

The debentures offered hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The company has agreed to file within 60 days after the consummation of the offering of the debentures, and to use its reasonable efforts to have declared effective, a registration statement under the Securities Act of 1933, as amended, to register resales of the debentures and the common stock issuable upon conversion thereof.